Exhibit 99.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of The GEO Group, Inc. (the “Plan”) on Form 11-K for the year ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John G. O’Rourke, Chief Financial Officer and Plan Administrator, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan.
/s/ John G. O’Rourke

John G. O’Rourke
Senior Vice President
Chief Financial Officer
Plan Administrator
June 12, 2009
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchanged Commission or its staff upon request.

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